Exhibit T3A-40

Form **LLC-5.5**

Illinois
Limited Liability Company Act
Articles of Organization

FILE # **08322333**

Secretary of State Jesse White
Department of Business Services
Limited Liability Division
www.cyberdriveillinois.com

Filing Fee: **$150**

Approved By: **TLB**

FILED
DEC 05 2019
Jesse White
Secretary of State

1. Limited Liability Company Name: LAND OF LINCOLN DISPENSERY LLC

2. Address of Principal Place of Business where records of the company will be kept:
533 S SPRING STREET
ROSELLE, IL 60172

3. The Limited Liability Company has one or more members on the filing date.

4. Registered Agent's Name and Registered Office Address:

STEPHEN CHALLINOR
533 SPRING ST
ROSELLE, IL 60172-3082

5. Purpose for which the Limited Liability Company is organized:
"The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act."

6. The LLC is to have perpetual existence.

7. Name and business addresses of all the managers and any member having the authority of manager:

STEPHEN CHALLINOR
533 S SPRING STREET
ROSELLE, IL 60172

8. **Name and Address of Organizer**
I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated: DECEMBER 05, 2019

STEPHEN CHALLINOR
533 S SPRING STREET
ROSELLE, IL 60172

This document was generated electronically at www.cyberdriveillinois.com